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                                                                  EXHIBIT 10.12

                                                                  EXECUTION COPY

      THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR THE SECURITIES LAWS OF ANY STATE. THE SECURITIES MAY NOT BE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS OR PURSUANT TO A WRITTEN OPINION OF COUNSEL FOR THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

                     METROMEDIA FIBER NETWORK SERVICES, INC.

              8.5% SENIOR SUBORDINATED CONVERTIBLE PROMISSORY NOTE
                             DUE SEPTEMBER 30, 2003

US$89,000,000.00                                                 October 1, 2001
                                                              New York, New York

            1. RESTRUCTURING AGREEMENT; OTHER NOTES. This 8.5% Senior Subordinated Convertible Promissory Note (this "NOTE") is issued pursuant to
Section 2.1(b) of the Master Restructuring Agreement, dated as of October 1, 2001, by and among Metromedia Fiber Network, Inc., a Delaware corporation ("MFN"), Metromedia Fiber Network Services, Inc., a Delaware corporation (the "COMPANY"), and Bechtel Corporation ("BECHTEL"), a Nevada corporation, (as the same may be amended, supplemented or modified from time to time, the "MASTER RESTRUCTURING AGREEMENT"). The holder of this Note is entitled to the benefits of this Note and the Master Restructuring Agreement applicable to it and may enforce the agreements contained herein and therein and exercise the remedies provided for hereby and thereby or otherwise available in respect hereto and thereto, but only to the extent permitted hereby and thereby. Capitalized terms used herein and not otherwise defined herein have the meanings specified in the Master Restructuring Agreement. This Note represents amounts owing to Bechtel in connection with the Master Services Agreement, under which the Company financed the cost of the engineering and construction of its fiber optic network and other Telecommunications Assets.

            2. PRINCIPAL. For value received, the Company promises to pay to the order of Bechtel Corporation or its successors or permitted assigns (the "HOLDER") the principal amount of the sum of EIGHTY NINE MILLION DOLLARS (US$89,000,000) in twenty-four equal installments of US$3,708,333 each on the last day of each month commencing on October 31, 2001 or, if any such date shall not be a Business Day, on the next succeeding Business Day to occur after such date; PROVIDED that the final principal repayment installment on this Note shall be repaid in full on September 30, 2003 (which

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date, or such earlier date to which the maturity of this Note is accelerated, shall be referred to as the "MATURITY DATE"), and in any event such final principal payment shall be in an amount equal to the aggregate principal amount of this Note outstanding on such date, with interest thereon from time to time as provided herein. All payments of principal and interest shall be paid in U.S. dollars by wire transfer of immediately available funds to an account designated in writing prior to the date thereof by the Holder.

            3. INTEREST. The Company promises to pay interest on the outstanding principal amount of this Note at the rate of 8.5% per annum. The Company shall pay accrued interest monthly on the last day of each month or, if any such date shall not be a Business Day, on the next succeeding Business Day to occur after such date (each date upon which interest shall be so payable, an "INTEREST PAYMENT DATE"), beginning on October 31, 2001. Interest on this Note shall accrue from the date of issuance until repayment of the principal and payment of all accrued interest in full. Interest shall be computed on the basis of a 360-day year of twelve 30-day months and shall be paid on each Interest Payment Date. If an Event of Default shall have occurred and be continuing during any period, the Company shall, notwithstanding anything else in this Agreement to the contrary, pay to the Holder interest, during such period, at the applicable rate of interest thereto plus 3% per annum on the principal of the Note, and on any other amount whatsoever then due and payable by the Company hereunder to or for the account of the Holder, such interest to be payable from time to time on demand. Notwithstanding anything herein to the contrary, the interest payable by the Company with respect to this Note shall not exceed the maximum amount permitted by applicable law and, to the extent that any payments in excess of the permitted amount are received by the Holder, such excess shall be considered payments in respect of the principal amount of this Note.

            4. SECURITY. This Note is secured by the Vendor Collateral described in the Junior Security Agreement subject to the terms of the Intercreditor and Collateral Agency Agreement, including, without limitation, the priorities set forth in Article IV thereof.

            5. RANKING. This Note shall be the senior secured obligation of the Company, subordinated in priority of Collateral and right of payment to the Senior Secured Obligations in accordance with the terms of the Intercreditor and Collateral Agency Agreement and pari passu to all other senior obligations of the Company.

            6. INCORPORATION BY REFERENCE. Each of the Sections in ARTICLES V and VI (other than SECTIONS 5.04 and 5.13) of the Note and Guarantee Agreement and each of the capitalized terms used in such Sections and defined in Article I thereof is hereby incorporated herein by this reference, except that each reference therein to the "AGREEMENT" or "NOTE" shall be deemed to be a reference to this Note, each reference to a "HOLDER" shall be deemed to be a reference to the Holder under this Note, each reference to "NOTE DOCUMENTS" shall be deemed to be a reference to the Transaction Documents, and each reference to the "ADMINISTRATIVE AGENT" shall be deemed to be a reference to the Holder under this Note. Notwithstanding the foregoing, to the extent any of the

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foregoing Sections of the Note and Guarantee Agreement incorporated by reference in this Note are modified, amended, restated or supplemented in accordance with the terms of the Note and Guarantee Agreement, then such Sections shall be deemed so modified, amended, restated or supplemented as incorporated by reference into this Note, without any action or consent by the Holder.

            7.    DEFAULTS AND REMEDIES.

                  (a) EVENTS OF DEFAULT. "EVENTS OF DEFAULT" are:

                      (i) default for 3 Business Days in the payment when due of interest on the Note;

                      (ii) default in the payment when due of the principal of, or premium, if any, on the Note;

                      (iii) the occurrence and continuation of any Indenture Event of Default under and as defined in either of the Indentures;

                      (iv) failure by the Company to comply with any covenant, condition or agreement contained in Section 6 (with respect to Section 5.03(a) and Article VI of the Note and Guarantee Agreement) of this Note;

                      (v) failure by the Company to comply with any of its other agreements (other than those specified in clauses (i), (ii) and (iv) above) under this Note or any other Transaction Document and such default shall continue unremedied for a period of 30 days after notice thereof from the Holder to the Company;

                      (vi) any representation or warranty of the Company made or deemed made in or in connection with this Note or any Transaction Document, or any representation or warranty contained in any report, certificate, financial statement or other instrument furnished in connection with or pursuant to this Note or any Transaction Document, shall prove to have been false or misleading in any material respect when so made, deemed made or furnished;

                      (vii) the Company or any Restricted Subsidiary shall (x) fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable (after giving effect to any grace period provided in the underlying documentation providing for such Indebtedness) or (y) fail to observe or perform any other term, covenant, condition or agreement contained in any agreement or instrument evidencing or governing any Material Indebtedness if the effect of any failure referred to in this clause (vi) is to cause or permit such Indebtedness (without any further lapse of time or other action, other than the mere giving of notice) to become due prior to its stated maturity, unless such default or event of default has been waived in accordance with the terms of such Material Indebtedness;

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                      (viii) failure by the Company or any of its Restricted
Subsidiaries to pay final judgments not subject to appeal aggregating in excess of US$5.0 million (net of applicable insurance coverage which is acknowledged in writing by the insurer), which judgments are not paid, vacated, discharged or stayed for a period of 30 days;

                      (ix) upon the occurrence of a Change of Control;

                      (x) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking
(x) relief in respect of the Company or any Restricted Subsidiary, or of a substantial part of the property or assets of the Company or any Restricted Subsidiary, under the Bankruptcy Code or any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law, (y) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Company or any Restricted Subsidiary or for a substantial part of the property or assets of any such Obligor or (z) the winding-up or liquidation of the Company or any Restricted Subsidiary; and such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

                      (xi) the Company or any Restricted Subsidiary shall (u) voluntarily commence any proceeding or file any petition seeking relief under the Bankruptcy Code or any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law, (v) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in clause (ix) above, (w) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any such Obligor or for a substantial part of the property or assets of any such Obligor, (x) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (y) make a general assignment for the benefit of creditors or (z) take any action for the purpose of effecting any of the foregoing;

                      (xii) the Company or any Restricted Subsidiary shall admit in writing its inability to, or be generally unable to, pay its debts as such debts become due;

                      (xiii) any security interest purported to be created by any Junior Security Document with respect to Vendor Collateral of the Holder and required thereunder to be perfected shall cease to be a valid second lien and prior perfected security interest in the assets or properties covered thereby, subject only to the terms of the Intercreditor and Collateral Agency Agreement, except to the extent that any such loss of perfection or priority results from any action or failure to take action of the Collateral Agent; or the Company shall assert in writing that any security interest purported to be created by any Junior Security Document and required thereunder to be perfected is not a valid second lien and prior perfected security interest (subject only to the terms of the Intercreditor and Collateral Agency Agreement) in the assets or properties purported to be covered thereby; or

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                      (xiv) except as set forth in Section 7(d), an event of
default shall have occurred and be continuing under and as defined in any Basic Document unless such event of default has been waived in accordance with the terms of such Basic Document.

            (b) ACCELERATION. If any Event of Default occurs and is continuing, then the Holder, by written notice to the Company, may declare the principal of and accrued interest on this Note to be due and payable immediately; PROVIDED, if any of the High Yield Notes immediately become due and payable, the principal of and all accrued interest on this Note shall become due and payable without further action or notice. Upon such declaration, such principal and interest shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which the Company hereby expressly waives.

            (c) NOTICES. The Company shall give written notice to the Holder of the occurrence of any Event of Default or any event that, after notice or lapse of time or both, could become an Event of Default.

            (d) WAIVER OF DEFAULT UNDER NOTE AND GUARANTEE AGREEMENT. The Holder agrees to be bound by the terms of any waiver of default or event of default or consent thereto under the Note and Guarantee Agreement granted by the holders in accordance with the terms of the Note and Guarantee Agreement (including the waiver of or consent to any event that constitutes an Event of Default under Section 7(a)(iv) of this Note); PROVIDED that the Holder will not be bound by the terms of any consent or waiver granted under the Note and Guarantee Agreement with respect to a Default or Event of Default under Section 7(a) (i), (ii), (vii), (ix) or (xiv) of this Note. The Company shall deliver a copy of any such waiver to the Holder within 5 Business Days of the effective date thereof.

            8.    REDEMPTION AT THE OPTION OF THE COMPANY.

                  (a) REDEMPTION. The Company shall have the right, at any time and from time to time at its sole option and election, to prepay or redeem (the "OPTIONAL REDEMPTION") this Note in principal amounts no less than US$1,000,000 (or such lesser amount as may be outstanding under this Note) on not less than thirty (30) days' notice prior to redemption or repayment, which such Optional Redemption shall occur on a Business Day (any such date an "OPTIONAL REDEMPTION DATE") at a price (the "OPTIONAL REDEMPTION PRICE") equal to (i) the principal amount of this Note being repaid plus (ii) an amount equal to all accrued and unpaid interest under this Note, whether or not currently payable, to the Optional Redemption Date, in cash or other immediately available funds, without penalty or premium. The Company shall only have the right to prepay or redeem this Note if a pro rata portion of the principal amount outstanding under each of the Convertible Notes is prepaid or redeemed simultaneously by the Company. The Holder's right to convert this Note under Section 10 shall remain in effect up to, but not including, the Optional Redemption Date.

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                  (b) NOTICE. Notice of the Optional Redemption (the "OPTIONAL
REDEMPTION NOTICE") shall be sent by the Company to the Holder at its address as provided for in SECTION 19 of this Note, at least thirty (30) days prior to redemption. In order to facilitate the redemption of this Note, the board of directors of the Company may fix a record date for the determination of this Note to be redeemed.

                  (c) PAYMENT OR DEPOSIT OF FUNDS. On the Optional Redemption Date, the Company shall pay to the Holder, and at any time after the Optional Redemption Notice shall have been sent and before the Optional Redemption Date, the Company may deposit for the benefit of the Holder, with a bank or trust company having a capital and surplus of at least one hundred million dollars (US$100,000,000), the funds necessary for the Optional Redemption.

                  (d) TERMINATION OF RIGHTS. The Optional Redemption Notice having been given as aforesaid, upon payment or the deposit of funds pursuant to
SECTION 8(C) in respect of this Note to be redeemed or repaid pursuant to
SECTION 8(A), notwithstanding that this Note shall not have been surrendered for cancellation, from and after the Optional Redemption Date (i) the prepaid or redeemed portion of this Note shall no longer be deemed outstanding, (ii) the rights to receive interest upon the prepaid or redeemed portion of this Note shall cease to accrue and (iii) all rights of the Holder, in respect of the prepaid or redeemed portion of this Note, shall cease and terminate (including, without limitation, the rights of conversion provided for in this Note), excepting only the right to receive the Optional Redemption Price therefor and subject to the next sentence. In the case this Note is prepaid or redeemed in part only, upon such prepayment or redemption, the Company shall execute and deliver to the Holder a new Note of authorized denominations equal in aggregate principal amount to the unpaid or unredeemed portion of this Note but otherwise on terms identical to this Note.

            9. NO VOTING RIGHTS. The Holder of this Note shall not be entitled or permitted to vote on any matter required or permitted to be voted upon by the stockholders of the Company.

            10.   CONVERSION.

                  (a) OPTIONAL CONVERSION. The Holder shall have the right, at its option, at any time and from time to time, to convert, subject to the terms and provisions of this SECTION 10, all or part of the principal amount of such Holder's Note into such number of fully paid and nonassessable shares of Common Stock as is equal to the quotient of (i) the outstanding principal amount of the Note to be converted PLUS any accrued and unpaid interest payable on the aggregate principal amount to be converted (the "CONVERSION AMOUNT") divided by
(ii) the conversion price of US$0.53875, subject to adjustment as provided in
SECTION 10(E) (such price, the "CONVERSION PRICE"). Such conversion right shall be exercised by the surrender of the Note to the Company at any time during usual business hours at its principal place of business to be maintained by it (or such other office or agency of the Company as the Company may designate by notice in writing to the Holder), accompanied by written notice that the Holder elects to convert any or all of the principal amount of the Note, specifying the aggregate principal amount

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of the Note the Holder elects to convert into shares of Common Stock (which amount shall be in multiples of US$1,000,000 (or such lesser amount if the aggregate principal amount then outstanding is less than US$1,000,000, in which case the holder must elect to convert the entire amount then outstanding, including accrued but unpaid interest thereon), and specifying the name or names (with address) in which a certificate or certificates for shares of Common Stock are to be issued and (if so required by the Company) by a written instrument or instruments of transfer in form reasonably satisfactory to the Company duly executed by the Holder or its duly authorized legal representative and transfer tax stamps or funds therefor, only if required pursuant to SECTION 10(K). Upon being surrendered for conversion, this Note shall be delivered to the Company for cancellation and canceled by it, subject to the Company's obligation to reissue such Note in accordance with the terms hereof upon conversion by the Holder of a portion of the then outstanding principal amount. As promptly as practicable after the surrender of this Note, MFN shall (subject to compliance with the applicable provisions of federal and state securities laws) deliver to the Holder a certificate or certificates representing the number of fully paid and nonassessable shares of Common Stock into which the converted portion of this Note is entitled to be converted. At the time of the surrender of this Note, the Person in whose name any certificate(s) for shares of Common Stock shall be issuable upon such conversion shall be deemed to be the holder of record of such shares of Common Stock on such date, notwithstanding that the share register of MFN shall then be closed or that the certificates representing such Common Stock shall not then be actually delivered to such Person. In the case this Note is converted in part only, upon such conversion, the Company shall execute and deliver to the Holder a new Note of authorized denominations equal in aggregate principal amount to the unconverted portion of this Note but otherwise on terms identical to this Note. Notwithstanding anything to the contrary in this Note, upon the occurrence and/or continuation of any Event of Default, the Holder may exercise his or its conversion rights under this SECTION 10 at any time until this Note is paid in full.

                  (b) PURCHASES AND REDEMPTIONS. If at any time MFN shall propose to purchase or redeem any shares of its Common Stock for cash, evidence of indebtedness or other property of any nature whatsoever, MFN shall deliver to each Holder of a Note, a notice of such proposed purchase or redemption, and each such Holder shall, at its option, have the right to require MFN to at the same time purchase or redeem such Holders' Note(s) (whether or not such Holders convert such Note(s)), pro-rata based on the number of shares of such other Common Stock to be so purchased or redeemed, on the same terms and conditions as the proposed purchase or redemption of such other Common Stock and for the same consideration per share of Note Stock, as the case may be, as is paid to the holders of such other Common Stock for each share of Common Stock so redeemed or purchased.

                  (c) FRACTIONAL SHARES. No fractional shares of Common Stock shall be issued upon conversion of this Note. All shares of Common Stock (including fractions thereof) issuable upon conversion of more than one Note by the Holder thereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of any fractional share. If, after the aforementioned aggregation, the conversion would result in the issuance of any fractional share, the Company shall, in lieu

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of MFN issuing any fractional share, pay cash equal to the product of such fraction multiplied by the Market Price of one share of Common Stock on the date of conversion of the Notes.

                  (d) TERMINATION OF RIGHTS. On the date of such optional conversion pursuant to SECTION 10(A) above, all rights with respect to the converted portion of this Note shall terminate, except for the rights of the Holder thereof to (i) receive (or have one of its affiliates receive) certificates for the number of shares of Common Stock into which the converted portion of this Note have been converted, (ii) the payment of interest, if any, pursuant to SECTION 3 above and (iii) exercise the rights to which they are entitled as holders of Common Stock.

                  (e) ANTIDILUTION ADJUSTMENTS. The Conversion Price, and the number and type of securities to be received upon conversion of this Note, shall be subject to adjustment as follows:

                      (i) DIVIDEND, SUBDIVISION, COMBINATION OR RECLASSIFICATION OF THE COMMON STOCK. In the event that MFN shall at any time or from time to time, prior to conversion of this Note (w) pay a dividend or make a distribution (other than a dividend or distribution in which the Holder fully participates on account of each share of Common Stock that is then issuable hereunder) on the outstanding shares of Common Stock payable in Capital Stock, (x) subdivide the outstanding shares of Common Stock into a larger number of shares, (y) combine the outstanding shares of Common Stock into a smaller number of shares or (z) issue any shares of its Capital Stock in a reclassification of the Common Stock, then, and in each such case, the Conversion Price in effect immediately prior to such event shall be adjusted (and any other appropriate actions shall be taken by MFN) so that the Holder of this Note thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock or other securities of MFN that such Holder would have owned or would have been entitled to receive upon or by reason of any of the events described above, had this Note been converted immediately prior to the occurrence of such event. An adjustment made pursuant to this SECTION 10(e)(i) shall become effective retroactively (x) in the case of any such dividend or distribution, to a date immediately following the close of business on the record date for the determination of holders of Common Stock entitled to receive such dividend or distribution or (y) in the case of any such subdivision, combination or reclassification, to the close of business on the day upon which such corporate action becomes effective.

                      (ii) ISSUANCE OF COMMON STOCK OR COMMON STOCK EQUIVALENT BELOW CONVERSION PRICE.

                           (A) If MFN shall at any time or from time to time prior to conversion of this Note, issue or sell any shares of Common Stock or Common Stock Equivalents at a price per share of Common Stock (the "NEW ISSUE PRICE") that is less than the Conversion Price then in effect as of the record date or Issue Date (as defined below) or the Market Price of the Common Stock on the Issue Date (the "CLOSING PRICE"), as the case may be (the "RELEVANT DATE")

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      (treating the price per share of Common Stock, in the case of the issuance of any Common Stock Equivalent, as equal to (x) the sum of the price for such Common Stock Equivalent plus any additional consideration payable (without regard to any anti-dilution adjustments) upon the conversion, exchange or exercise of such Common Stock Equivalent divided by (y) the number of shares of Common Stock initially underlying such Common Stock Equivalent), other than (A) issuances or sales for which an adjustment is made pursuant to another clause of this SECTION 10(e) and (B) issuances in connection with an Excluded Transaction, THEN, and in each such case, the Conversion Price then in effect shall be adjusted by MULTIPLYING the Conversion Price in effect on the day immediately prior to the Relevant Date by a fraction (I) the numerator of which shall be the sum of the number of shares of Common Stock outstanding on the Relevant Date plus the number of shares of Common Stock which the aggregate consideration received by MFN for the total number of such additional shares of Common Stock so issued would purchase at the Conversion Price or the Closing Price, whichever is higher, on the Relevant Date (or, in the case of Common Stock Equivalents, the number of shares of Common Stock which the aggregate consideration received by MFN upon the issuance of such Common Stock Equivalents and receivable by the Corporation upon the conversion, exchange or exercise of such Common Stock Equivalents would purchase at the Conversion Price or the Closing Price, whichever is higher, on the Relevant Date) and (II) the denominator of which shall be the sum of the number of shares of Common Stock outstanding on the Relevant Date PLUS the number of additional shares of Common Stock issued or to be issued (or, in the case of Common Stock Equivalents, the maximum number of shares of Common Stock into which such Common Stock Equivalents initially may convert, exchange or be exercised).

                           (B) Such adjustment shall be made whenever such shares of Common Stock or Common Stock Equivalents are issued, and shall become effective retroactively (x) in the case of an issuance to the stockholders of MFN to a date immediately following the close of business on the record date for the determination of stockholders entitled to receive such shares of Common Stock or Common Stock Equivalents and (y) in all other cases, on the date (the "ISSUE DATE") of such issuance; PROVIDED, HOWEVER, that the determination as to whether an adjustment is required to be made pursuant to this SECTION 10(e)(ii) shall only be made upon the issuance of such shares of Common Stock or Common Stock Equivalents, and not upon the issuance of any security into which the Common Stock Equivalents convert, exchange or may be exercised.

                           (C) In case at any time any shares of Common Stock or Common Stock Equivalents or any rights or options to purchase any shares of Common Stock or Common Stock Equivalents shall be issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by MFN therefor, without deduction therefrom of any expenses incurred or any underwriting commissions or concessions or discounts paid or allowed by MFN in connection therewith. In case any shares of Common Stock or Common

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      Stock Equivalents or any rights or options to purchase any Common Stock or
      Common Stock Equivalents shall be issued or sold for a consideration other than cash, the amount of the consideration other than cash received by MFN shall be deemed to be the fair market value of such consideration, without deduction therefrom of any expenses incurred or any underwriting commissions or concessions or discounts paid or allowed by MFN in connection therewith, as determined in good faith by the Board of Directors.

                           (D) If any Common Stock Equivalents (or any portions thereof) which shall have given rise to an adjustment pursuant to this
      SECTION 10(e)(ii) shall have expired or terminated without the exercise thereof and/or if by reason of the terms of such Common Stock Equivalents there shall have been an increase or increases, with the passage of time or otherwise, in the price payable upon the exercise or conversion thereof, then the Conversion Price hereunder shall be readjusted (but to no greater extent than originally adjusted) in order to (x) eliminate from the computation any additional shares of Common Stock corresponding to such Common Stock Equivalents as shall have expired or terminated, (y) treat the additional shares of Common Stock, if any, actually issued or issuable pursuant to the previous exercise of such Common Stock Equivalents as having been issued for the consideration actually received and receivable therefor and (z) treat any of such Common Stock Equivalents which remain outstanding as being subject to exercise or conversion on the basis of such exercise or conversion price as shall be in effect at the time.

                      (iii) OTHER CHANGES. In case MFN at any time or from time to time, prior to the conversion of this Note, shall take any action affecting its Common Stock similar to or having an effect similar to any of the actions described in any of SECTIONS 10(e)(i), 10(e)(ii) or 10(h) (but not including any action described in any such Section), the Board of Directors shall in good faith determine whether it would be equitable in the circumstances to adjust the Conversion Price as a result of such action. If it is determined by the Board of Directors that such an adjustment to the Conversion Price would be equitable, THEN, and in each such case, the Conversion Price shall be adjusted in such manner and at such time as the Board of Directors in good faith determines would be equitable in the circumstances (such determination to be evidenced in a resolution, a certified copy of which shall be mailed to the Holder).

                  (f) ABANDONMENT. If MFN shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or other distribution, and shall thereafter and before the distribution to stockholders thereof legally abandon its plan to pay or deliver such dividend or distribution, then no adjustment in the Conversion Price shall be required by reason of the taking of such record.

                  (g) CERTIFICATE AS TO ADJUSTMENTS. Upon any increase or decrease in the Conversion Price, MFN shall within a reasonable period (not to exceed ten (10) days) following any of the foregoing transactions deliver to the Holder a certificate, signed by (i) the Chief Executive Officer of MFN and (ii) the Chief Financial Officer of MFN, setting forth in reasonable detail the event requiring the adjustment and

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the method by which such adjustment was calculated and specifying the increased or decreased Conversion Price then in effect following such adjustment.

                  (h) MERGER, CONSOLIDATION OR DISPOSITION OF ASSETS. If MFN shall (i) merge or consolidate with another Person, (ii) reorganize or reclassify or otherwise change its outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value) or (iii) sell, transfer or otherwise dispose of all or substantially all of its assets to another Person (each, a "TRANSACTION") and pursuant to the terms of such Transaction, cash, shares of common stock or other securities of the successor or acquiring Person, or property of any nature is to be received by or distributed to the holders of Common Stock of MFN, then each Holder of Note(s) shall, at such Holder's election, have the right to receive (whether or not such Holder converts such notes) the amount of cash or other consideration it would have been entitled to receive if such Holder had converted such Notes immediately prior to the occurrence of such Transaction, and shall thereupon be deemed to have converted such Notes. In case of any such Transaction in which the foregoing election is not made, the successor or acquiring Person (and any affiliate thereof issuing securities) shall expressly assume the due and punctual observance and performance of each and every covenant and condition to be performed and observed by, and all of the obligations and liabilities of, MFN hereunder, subject to such modifications as may be deemed appropriate (as determined by resolution of the Board) in order to provide for adjustments which shall be as nearly equivalent as practicable to the adjustments provided for in this SECTION 10. The foregoing provisions shall similarly apply to successive Transactions.

                  (i) NOTICES. If MFN shall propose (i) to pay any dividend to the holders of its Common Stock or to make any other distribution to the holders of its Common Stock; (ii) to offer to the holders of its Common Stock rights to subscribe for or to purchase any additional shares of Common Stock (or options or rights with respect thereto); (iii) to effect any reclassification of its Common Stock; (iv) to otherwise issue any Common Stock Equivalents; (v) to effect any capital reorganization; (vi) to effect any consolidation, merger or sale, transfer or other disposition of all or substantially all of its assets; or (vii) to effect the liquidation, dissolution or winding up of MFN, then, in each such case, MFN shall give to each Holder of Notes a notice of such proposed action, which shall specify the date on which a record is to be taken for the purposes of such dividend, distribution or rights offer, or the date on which such reclassification, issuance, reorganization, consolidation, merger, sale, transfer, disposition, liquidation, dissolution or winding up is to take place and the date of participation therein by the holders of Common Stock, if any such date is to be fixed, and shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action on the Common Stock, and the number of shares of Common Stock into which the Notes will be convertible after giving effect to any adjustment which will be required as a result of such action. Such notice shall be so given in the case of any action covered by clause (i) or (ii) above at least 20 days prior to the record date for determining holders of the Common Stock for purposes of such action, and in the case of any other such action, at least 20 days prior to the date of the taking of such proposed action or the date of participation therein by the holders of Common Stock, whichever shall be the earlier.

                  (j) RESERVATION OF COMMON STOCK. The Company shall at all times reserve and keep available for issuance upon the conversion of this Note, such number of its authorized but unissued shares of Common Stock as will from time to time be sufficient to permit the conversion of the entire principal amount of this Note, and shall take all action to increase the authorized number of shares of Common Stock if at any time there shall be insufficient authorized but unissued shares of Common Stock to permit such reservation or to permit the conversion of the entire principal amount of this Note.

                  (k) NO CONVERSION TAX OR CHARGE. The issuance or delivery of certificates for Common Stock upon the conversion of this Note shall be made without charge to the converting Holder for such certificates or for any tax in respect of the issuance or delivery of such certificates or the securities represented thereby, and such certificates shall be issued or delivered in the respective names of, or (subject to compliance with the applicable provisions of federal and state securities laws) in such names as may be directed by, the Holder of the portion of this Note converted; PROVIDED, HOWEVER, that MFN shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any such certificate in a name other than that of the Holder, and MFN shall not be required to issue or deliver such certificate unless or until the Person or Persons requesting the issuance or delivery thereof shall have paid to MFN the amount of such tax or shall have established to the reasonable satisfaction of MFN that such tax has been paid or is not required to be paid by it.

                  (l) CONVERSION LIMITATION. Notwithstanding any of the foregoing, in no event shall the Holder of this Note be permitted to convert this Note prior to the Stockholder Approval Effective Date. For the purposes of this Note, "STOCKHOLDER APPROVAL EFFECTIVE DATE" means the earlier to occur of
(i) the approval and ratification of the issuance of shares of Common Stock issuable upon the conversion of this Note and upon exercise of the Warrant by a majority of holders of Common Stock and Class B Common Stock, voting as a single class, that are present in person or by proxy at a duly called meeting of Company's stockholders, or (ii) the twentieth (20th) day following the delivery by the Company of an effective Information Statement meeting the requirements of
Schedule 14C promulgated under the Exchange Act that contains the requisite information describing the Written Consent; it being understood and agreed, that, so long as it is permissible under the rules and regulations of NASDAQ to obtain the approval of the shares of Common Stock issuable upon conversion of the Note and upon exercise of the Warrant by written consent and not at a Company Stockholders' Meeting, the Company shall be obligated to pursue the delivery of the Information Statement described in clause (ii) above.

            11. CERTAIN REMEDIES. Any registered Holder of this Note shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Note and to enforce specifically the terms and provisions of this Note in any court of the United States or any state thereof having jurisdiction, this being in addition to any other remedy to which such Holder may be entitled at law or in equity.

            12. FULL RECOURSE. The Company hereby agrees and covenants that the Holder shall have full recourse against the Company for the payment of the entire principal amount of this Note and all accrued interest thereon.

            13. REMEDIES CUMULATIVE. No remedy herein conferred upon the Holder is intended to be exclusive of any other remedy hereunder or any other document referred to herein, and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise.

            14. REMEDIES NOT WAIVED. No course of dealing between MFN, the Company and the Holder or any delay on the part of the Holder in exercising any rights hereunder shall operate as a waiver of any right.

            15. WAIVER OF PROTEST, PRESENTMENT, ETC. The Company hereby waives protest, presentment, notice of dishonor and notice of acceleration of maturity and agrees to continue to remain bound for the payment of principal, interest and all other sums due under this Note, notwithstanding any change or changes by way of release, surrender, exchange, modification or substitution of any security for this Note or by way of any extension or extensions of time for the payment of principal and interest.

            16. CURRENCY; BUSINESS DAY. All payments of interest and principal under this Note shall be made in lawful money of the United States of America. If any payment shall be required by the terms hereof to be made on a day that is not a Business Day, such payment shall be made on the immediately succeeding Business Day.

            17. TRANSFER. The Holder acknowledges that this Note has not been registered under the Securities Act, or the securities laws of any state, and may be transferred only pursuant to an effective registration statement under the Securities Act or pursuant to an applicable exemption from the registration requirements of the Securities Act.

            18. DEFINITIONS. As used in this Note, the following terms shall have the following meanings (with terms defined in the singular having comparable meanings when used in the plural and vice versa), unless the context otherwise requires:

            "BANKRUPTCY LAW" has the meaning ascribed to that term in each of the Indentures.

            "BASIC DOCUMENTS" has the meaning ascribed to that term in the Note and Guarantee Agreement (including the Nortel Agreement).

            "CAPITAL STOCK" means, with respect to any Person, any and all shares, interests, participations, rights in, or other equivalents (however designated and whether voting or non-voting) of, such Person's capital stock and any and all rights, warrants or options exchangeable for or convertible into such capital stock (but excluding any debt security whether or not it is exchangeable for or convertible into such capital stock).

            "CHANGE OF CONTROL" shall have the meaning ascribed to that term in the Note and Guarantee Agreement.

            "CLASS B COMMON STOCK" means the shares of class B common stock, par value US$0.01 per share, of MFN.

            "COMMON STOCK" means the shares of class A common stock, par value US$0.01 per share, of MFN.

            "COMMON STOCK EQUIVALENT" shall mean any security or obligation which is by its terms convertible, exchangeable or exerciseable into shares of Common Stock of another Common Stock Equivalent, and any option, warrant or other subscription or purchase right with respect to Common Stock.

            "COMPANY" shall have the meaning ascribed to in SECTION 1 of this Note.

            "COMPANY STOCKHOLDERS' MEETING" has the meaning set forth in the Master Restructuring Agreement.

            "CONVERSION AMOUNT" shall have the meaning ascribed to in SECTION 8(a) of this Note.

            "CONVERSION PRICE" shall have the meaning ascribed to it in SECTION 8(a) of this Note.

            "EVENT OF DEFAULT" shall have the meaning ascribed to it in SECTION 7 of this Note.

            "EXCLUDED TRANSACTION" means (a) any issuance of Common Stock Equivalents or Common Stock issuable or issued upon the exercise, conversion or exchange thereof (so long as the exercise price for such Common Stock Equivalent is greater than or equal to the greater of (i) the Conversion Price then in effect and (ii) the Market Price of the Common Stock issued at the time such Common Stock Equivalent was awarded) or (b) any issuance of Common Stock upon the exercise of any warrants, or conversion of any Common Stock Equivalents, issued or outstanding on the date of this Note.

            "HIGH YIELD NOTES" means collectively, (i) the 10% Series A Senior Notes due 2008 issued under the 1998 Indenture, (ii) the 10% Series B Senior Notes due 2008 issued under the 1998 Indenture, (iii) the 10% Senior Notes due 2009 (euro) issued under the 1999 Indenture and (iv) the 10% Senior Notes due 2009 (dollar) issued under the 1999 Indenture.

            "HOLDER" shall have the meaning ascribed to it in SECTION 2 of this Note.

            "INDEBTEDNESS" shall have the meaning ascribed to that term in the Note and Guarantee Agreement.

            "INFORMATION STATEMENT" has the meaning set forth in the Master Restructuring Agreement.

            "INTEREST PAYMENT DATE" shall have the meaning ascribed to it in
SECTION 3 of this Note.

            "ISSUE DATE" shall have the meaning ascribed to it in SECTION 10(e)(ii)(B) of this Note.

            "JUNIOR SECURITY DOCUMENTS" shall have the meaning ascribed to it in the Intercreditor and Collateral Agency Agreement.

            "MATERIAL INDEBTEDNESS" shall have the meaning ascribed to it in the Note and Guarantee Agreement (including all obligations under the Note Documents as defined therein).

            "MARKET PRICE" shall mean, as of the date of determination: (a) the closing price per share of Common Stock on such date published in The Wall Street Journal or, if no such closing price on such date is published in The Wall Street Journal, the average of the closing bid and asked prices on such date, as officially reported on the principal national securities exchange (including, without limitation, NASDAQ) on which the Common Stock is then listed or admitted to trading; or (b) if the Common Stock is not then listed or admitted to trading on any national securities exchange, but is designated as a national market system security by the National Association of Securities Dealers, Inc., the last trading price of the Common Stock on such date; or (c) if there shall have been no trading on such date or if the Common Stock is not so designated, the average of the reported closing bid and asked prices of the Common Stock on such date as shown by the National Market System of the National Association of Securities Dealers, Inc. Automated Quotations System and reported by any member firm of the New York Stock Exchange selected by the Company; or
(d) if none of (a), (b) or (c) is applicable, a market price per share determined in good faith by the Board of Directors.

            "MASTERING RESTRUCTURING AGREEMENT" shall have the meaning ascribed to it in SECTION 1 of this Note.

            "MATURITY DATE" shall have the meaning ascribed to it in SECTION 2 of this Note.

            "MFN" shall have the meaning ascribed to it in SECTION 1 of this Note.

            "NEW ISSUE PRICE" shall have the meaning ascribed to it in SECTION 10(e)(ii)(A) of this Note.

            "NASDAQ" has the meaning set forth in the Master Restructuring Agreement.

            "NOTE" shall have the meaning ascribed to it in SECTION 1 of this Note.

            "NOTE STOCK" means all shares of Common Stock issuable from time to time upon conversion of the Note (subject to adjustment in accordance with the terms hereof).

            "NOTE AND GUARANTEE AGREEMENT" has the same meaning as "Citicorp Facility", as such term is defined in the Master Restructuring Agreement.

            "OBLIGORS" shall have the meaning ascribed to it in the Note and Guarantee Agreement.

            "OPTIONAL REDEMPTION" shall have the meaning ascribed to it in
SECTION 8(a) of this Note.

            "OPTIONAL REDEMPTION DATE" shall have the meaning ascribed to it in
SECTION 8(a) of this Note.

            "OPTIONAL REDEMPTION NOTE" shall have the meaning ascribed to it in
SECTION 8(b) of this Note.

            "OPTIONAL REDEMPTION PRICE" shall have the meaning ascribed to it in
SECTION 8(a) of this Note.

            "REFINANCING AGREEMENTS" means the Citicorp Facility, the Nortel Financing, the Master Restructuring Agreement, the Vendor Financings, the Verizon Financing and the 6.15% Convertible Notes Restructuring.

            "RELEVANT DATE" shall have the meaning ascribed to it in SECTION 10(e)(ii)(A) hereof.

            "RESTRICTED SUBSIDIARY" shall have the meaning ascribed to that term in the Note and Guarantee Agreement.

            "SENIOR SECURED OBLIGATIONS" shall have the meaning ascribed to that term in the Intercreditor and Collateral Agency Agreement.

            "6.15% CONVERTIBLE NOTE RESTRUCTURING" means the restructuring of certain terms of the 6.15% Convertible Subordinated Notes due 2010 of the Company.

            "STOCKHOLDER APPROVAL EFFECTIVE DATE" shall have the meaning ascribed to that term in Section 10(l) of this Note.

            "TELECOMMUNICATIONS ASSETS" shall have the meaning ascribed to that term in the Note and Guarantee Agreement.

            "TRANSACTION" shall have the meaning ascribed to it in SECTION 10(h) of this Note.

            "WRITTEN CONSENT" has the meaning set forth in the Master Restructuring Agreement.

            19. NOTICES. All notices, demands or other communications provided for or permitted hereunder shall be made in writing and shall be by registered or certified first class mail, return receipt requested, telecopier, courier service, overnight mail or personal delivery:

                  (i)   if to MFN or the Company:

                        Metromedia Fiber Network, Inc.
                        360 Hamilton Avenue
                        White Plains, New York  10601
                        Telecopy:   (914) 421-6793
                        Attention:  Robert J. Sokota, Esq.

                        with a copy to:

                        Paul, Weiss, Rifkind, Wharton & Garrison
                        1285 Avenue of the Americas
                        New York, New York 10019-6064
                        Telecopy:   (212) 757-3990
                        Attention:  Douglas A. Cifu, Esq.

                  (ii)  if to the Holder:

                        c/o Bechtel Enterprises Holdings, Inc.
                        50 California Street, Suite 2200
                        P.O. Box 193965
                        San Francisco, California  94119-3965
                        Attention:  Michael C. Bailey
                        Facsimile: (415) 951-0850







                        with a copy to:

                        Shearman & Sterling
                        599 Lexington Avenue
                        New York, New York 10022
                        Telecopy:   (212) 848-7179
                        Attention:  Douglas P. Bartner, Esq.

Any party may by notice given in accordance with this Section 19 designate another address or Person for receipt of notices hereunder. All such notices, demands and other communications shall be deemed to have been duly given when delivered by hand, if personally delivered; when delivered by courier or overnight mail, if delivered by commercial courier service or overnight mail; and when receipt is mechanically acknowledged, if telecopied.

            20. AMENDMENT. Any amendment, supplement or modification of or to any provision of this Note, any waiver of any provision of this Note, and any consent to any departure by the Company or the Holder from the terms of any provision of this Note, shall be effective (i) only if it is made or given in writing and signed by MFN, the Company and the Holder, and (ii) only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Note, no notice to or demand on MFN or the Company in any case shall entitle the Company to any other or further notice or demand in similar or other circumstances.

            21. CONSENT OF MFN. MFN is a party to this Note solely for the purpose of acknowledging and consenting to the provisions of SECTION 10 pursuant to which all or part of this Note may be converted to shares of its Common Stock and MFN hereby agrees to be bound by each of the provisions of this Note relating to the conversion thereof into Common Stock.

            22. GOVERNING LAW. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF.

            23. SUCCESSORS AND ASSIGNS. This Note shall inure to the benefit of and be binding upon the successors and permitted assigns of the parties hereto. This Note may be assigned in whole or part, in one or more transactions, by Bechtel, its successors and/or assigns.

            24. NO ASSIGNMENT. Neither this Note nor the rights, duties and obligations of the Company of MFN hereto may be assigned by the Company or MFN at any time, by operation of law or otherwise.

            25. HEADINGS. The headings in this Note are inserted for convenience of reference only and shall not limit or otherwise affect the meaning hereof and do not constitute part of this Note.



                         [SIGNATURES ON FOLLOWING PAGE]

            IN WITNESS WHEREOF, the Company has caused this Note to be duly executed by its duly authorized officer as of the day and year first above written.

                                    METROMEDIA FIBER NETWORK
                                    SERVICES, INC.


                                    By: /s/ Nick Tanzi
                                       ---------------------------------
                                       Name: Nick Tanzi
                                       Title: President & CEO



Acknowledged and Agreed as to
SECTIONS 10, 21 and 24 of this Note:

METROMEDIA FIBER NETWORK, INC.





By: /s/ Nick Tanzi
   ---------------------------------
   Name: Nick Tanzi
   Title: President & CEO